                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this registration statement on Form SB-2 of our report dated March 7, 1997, except for Notes 1 and 16, for which the date is August 8, 1997, on our audits of the financial statements of Celerity Systems, Inc. as of December 31, 1996 and for each of the two years in the period ended December 31, 1996. We also consent to the references of our firm under the captions "Experts," "Summary Financial Data" and "Selected Financial Data."


                                          COOPERS & LYBRAND L.L.P.


Knoxville, Tennessee
October 8, 1997